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                                                                 EXHIBIT 21


                       NAVISTAR INTERNATIONAL CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                       ----------------------------------
                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF OCTOBER 31, 1998


                                                                 STATE OR
                                                                COUNTRY IN
                                                                   WHICH
                                                                SUBSIDIARY
                                                                ORGANIZED
                                                                ----------
Subsidiary included in the financial statements,
   which is 100% owned:
     Navistar International Transportation Corp........          Delaware


Subsidiaries that are 100% owned by
  Navistar International Transportation Corp.:
     Navistar International Corporation Canada........           Canada
     Navistar Financial Corporation...................          Delaware

Subsidiaries and corporate joint ventures not shown by name in the above listing, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.
























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